UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 2, 2020

Date of Report (date of earliest event reported)

Cutera, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3240 Bayshore Blvd.

Brisbane, California 94005

(Address of principal executive offices)

(415) 657-5500

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	CUTR	The NASDAQ Stock Market, LLC

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On August 2, 2020, the Company’s board of directors (the “Board”) appointed Rohan Seth as Chief Financial Officer (“CFO”) of the Company effective as of August 10, 2020.

From February 2019 to February 2020, Mr. Seth served as Vice-President of Finance for the Global Orthopaedics Franchise at Smith and Nephew. Prior to his assignment at Smith & Nephew, from July 2015 to January 2019 Mr. Seth was the Head of Finance for the U.S. Surgical division of Alcon Labs, a global leader in cataract, vitreoretinal and lasik surgery. Prior to Alcon, Mr. Seth held several positions of increasing responsibility at Stryker Corporation, a global medical device leader, over a period of nine years from July 2006 to July 2015, including Sr. Director, Financial Planning and Analysis and Controller, Stryker Europe. Prior to his roles at Stryker, Mr. Seth worked at Whirlpool Corporation from June 2003 to July 2006. Mr. Seth received his Master of Business Administration degree from the University of Notre Dame after graduating from the University of Mumbai as a Bachelor of Commerce. He is also Chartered Accountant from the Institute of Chartered Accountants of India.

        Mr. Seth’s base salary will be $350,000 and his target bonus percentage will be equal to 50% of his base salary. The annual cash compensation of Mr. Seth will be as follows:

Mr. Seth’s base salary will be $350,000 and his target bonus percentage will be equal to 50% of his base salary. The annual cash compensation of Mr. Seth will be as follows:

Name	Position	Salary	Target Cash Bonus Opportunity(1)	Total Cash Compensation
Rohan Seth	CFO	$350,000	$175,000	$525,000

(1)

The annual Target Cash Bonus Opportunity is based on the corporate performance measures and the target bonus percentage applicable to Mr. Seth. For 2020, Mr. Seth’s Target Cash Bonus Opportunity will be a prorated amount to reflect the period during 2020 that he is employed with the Company.

Mr. Seth’s offer letter provides Mr. Seth with a relocation expense reimbursement benefit of up to $100,000, contingent on Mr. Seth relocating to Brisbane, California or the San Francisco Bay Area within 12 months of employment commencement, and a sign-on bonus of $50,000. Mr. Seth is obligated to return the sign-on bonus and any reimbursed relocation expenses in full if he has not relocated within the 12-month period described above, or Mr. Seth terminates his employment with the Company for any reason within such period.

Mr. Seth’s performance-based restricted stock units are described further below.

On August 2, 2020, the Board approved the following equity awards, effective as of August 4, 2020, for Mr. Seth:

●     An option grant for 60,000 shares of Common Stock with an exercise price equal to $14.10, with a vesting commencement date of August 4, 2020 and a five-year vesting schedule; and

●     A performance-based restricted stock unit award covering a target of 22,423 shares of Common Stock, determined as $300,000, divided by the VWAP over the 50, consecutive, trading days immediately before Mr. Seth’s employment start date (the “New Employee PSU Grant”). This award vests over 2.5 years and is subject to performance-based criteria relating to the achievement of certain goals with 40% based on achievement of Finance department goals and 60% based on the Company’s achievement of financial performance. The maximum number of Shares that may vest under the award is 150% of the target number of shares of Common Stock subject to the award. Upon achievement of performance during a performance period, the applicable portion of the award will vest subject to Mr. Seth’s continued employment with the Company through the date that performance is certified. In the event of the Company’s Change of Control (as defined in the Severance Agreement) while this award remains subject to performance achievement, the portion of the award allocated to the performance period that is ongoing as of the Change of Control will be deemed to have achieved performance at the target level, and will be scheduled to vest on the last day of such performance period subject to Mr. Seth’s continued employment through such date. Any portion of the award for which the performance period has not commenced will terminate in connection with the Change of Control.

Mr. Seth will be eligible to receive additional restricted stock units and performance-based restricted stock units as approved by the Board or Compensation Committee, as the case may be.

Mr. Seth also executed a Change of Control and Severance Agreement (the “Severance Agreement”) with the Company. Pursuant to the Severance Agreement, in the event of the Company’s termination of Mr. Seth’s employment with the Company without Cause (as defined in the Severance Agreement) and other than due to Mr. Seth’s death or disability, that occurs other than during the period beginning three months prior to a Change of Control (as defined in the Severance Agreement) through 12 months after a Change of Control (the “Change of Control Period”), Mr. Seth would be entitled to receive (1) a payment equal to 6 months of Mr. Seth’s base salary as in effect immediately prior to his termination date, less applicable withholdings, paid in accordance with the Company’s normal payroll practices, and (2) reimbursement for the costs incurred to continue his healthcare coverage for himself and his eligible dependents under the Company’s group health plan pursuant to the Consolidated Omnibus Reconciliation Act (“COBRA”) (collectively, the “Cash Severance”). If during the Change of Control Period, Mr. Seth’s employment is terminated by the Company without Cause and other than due to his death or disability, or Mr. Seth resigns for Good Reason, then Mr. Seth will receive the Cash Severance plus (1) fifty percent (50%) of Mr. Seth’s target bonus for the fiscal year of the Company in which the termination date occurs, less applicable withholdings, and (2) vesting acceleration with respect to certain of his equity awards as follows. Mr. Seth’s outstanding equity awards that are subject to time-based vesting (but not achievement of performance goals) will accelerate vesting as to 100% of the shares subject to those awards. Any severance payments and benefits under the Severance Agreement are subject to Mr. Seth entering into and not revoking a release of claims in favor of the Company. The Severance Agreement also provides that, in the event of a Change of Control, with respect to any equity awards granted to Mr. Seth within the period 12 months prior to the Change of Control that, as of the Change of Control, are subject to achievement of performance-based criteria (excluding Mr. Seth’s the New Employee PSU Grant), any portion of such awards for which the performance period is ongoing as of the Change of Control will have the performance period shortened and performance measured based on the shortened period, and to the extent performance is achieved, will vest in connection with the Change of Control. Any remaining portion of such award that has not vested prior to the Change of Control will terminate. The Severance Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

          Mr. Seth is expected to enter into an indemnification agreement with the Company, the terms of which were previously described in Item 1.01 of the Current Report on Form 8-K filed by the Company on February 20, 2019. Mr. Seth will also be bound by certain confidentiality provisions.

         There are no arrangements or understandings between Mr. Seth and any person pursuant to which Mr. Seth was selected as a director, and there are no actual or proposed transactions between Mr. Seth or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)).

Item 9.01 Exhibits.

Exhibit No.	Description
10.1	Employment Offer Letter dated July 29, 2020 by and between Cutera, Inc. and Rohan Seth.
10.2	Change of Control and Severance Agreement dated July 29, 2020 by and between Cutera, Inc. and Rohan Seth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CUTERA, INC.

Date: August 8, 2020	/s/ DARREN W. ALCH
Darren W. Alch
General Counsel & Corporate Secretary